Exhibit 99.1

Hallmark Financial Services, Inc. 777 Main Street, Suite 1000, Fort Worth, TX 76102 817.348.1600 hallmarkgrp.com

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES SECOND QUARTER 2018 EARNINGS RESULTS

FORT WORTH, Texas, (August 7, 2018) - Hallmark Financial Services, Inc. (NASDAQ: HALL) today announced results for its second quarter ended June 30, 2018, including the following highlights:

•	2nd quarter 2018 net income of $5.1 million, or $0.28 per diluted share, versus a net loss of ($3.4) million, or ($0.18) per diluted share, for 2nd quarter 2017
•	Year-to-date 2018 net income of $5.7 million, or $0.31 per diluted share, versus $0.6 million, or $0.03 per diluted share, for prior year-to-date
•	2nd quarter 2018 operating earnings (1) of $4.7 million, or $0.26 per diluted share, versus ($1.1) million, or ($0.06) per diluted share, for 2nd quarter 2017
•	Year-to-date 2018 operating earnings (1) of $9.1 million, or $0.50 per diluted share, versus $1.6 million, or $0.08 per diluted share, for prior year-to-date
•	2nd quarter 2018 net combined ratio of 97.0% versus 105.1% for 2nd quarter 2017
•	Year-to-date 2018 net combined ratio of 97.1% versus 101.9% for prior year-to-date
•	Year-to-date 2018 gross premiums written of $326.7 million increased 10% from $297.2 million for prior year-to-date
•	Year-to-date 2018 net premiums written of $181.3 million declined 4% from $189.4 million for prior year-to-date

(1)	See “Non-GAAP Financial Measures” below

“I am pleased to report continued progress in our results that reflect improvement and momentum from the various actions we have undertaken the past couple of years to address the challenges that had emerged in our commercial and personal auto portfolios. We are also seeing results from our efforts to diversify into new specialty product lines and re-balance the geographic footprint of our book. We reported a net combined ratio of 97.0% for the quarter which was significantly improved from last year and in line with our expectations for the quarter. We continue to see strong rate increases in many of our product lines which contributed to the 7% increase in gross premiums for the quarter,” said Naveen Anand, President and Chief Executive Officer.

“Severity and litigation trends in commercial auto continue to be challenging. In addition to having successfully transitioned our claims operations to address the new realities in this line, we continue to drive meaningful rate increases and underwriting actions within our commercial auto portfolio and our more current accident years are performing in line with expectations. We are however, seeing irresponsible new competitors buying their way into the market by underpricing business. We continue to walk away from risks that don’t meet our pricing requirements or quality standards,” continued Naveen Anand.

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share at June 30, 2018 increased to $14.23 compared to $13.82 at December 31, 2017. Year-to-date net investment income was $8.8 million, a 2% decline compared to the prior year-to-date. Total cash and investments was $712.5 million, or $39.45 per share, as of June 30, 2018, a decrease of 2% from $40.12 per share as of December 31, 2017.”

Second Quarter
	2018	2017	% Change
	($ in thousands, unaudited)
Gross premiums written	173,219	162,056	7%
Net premiums written	89,846	100,894	-11%
Net premiums earned	90,978	90,707	0%
Investment income, net of expenses	4,406	4,587	-4%
Investment (losses) gains, net	533	(72)	840%
Other-than-temporary impairments	-	(3,407)	100%
Net income (loss)	5,090	(3,350)	252%
Operating earnings (loss)	4,669	(1,089)	529%
Net income (loss) per share - basic	$0.28	$(0.18)	256%
Net income (loss) per share - diluted	$0.28	$(0.18)	256%
Operating earnings per share - diluted	$0.26	$(0.06)	533%
Book value per share	$14.23	$14.57	-2%
Cash flow from operations	9,320	3,545	163%

Year-to-Date
	2018	2017	% Change
	($ in thousands, unaudited)
Gross premiums written	326,724	297,168	10%
Net premiums written	181,279	189,413	-4%
Net premiums earned	182,925	179,930	2%
Investment income, net of expenses	8,846	9,066	-2%
Investment (losses) gains, net	(4,302)	1,988	-316%
Other-than-temporary impairments	-	(3,407)	100%
Net income (loss)	5,737	636	802%
Operating earnings	9,136	1,558	486%
Net (loss) income per share - basic	$0.32	$0.03	967%
Net (loss) income per share - diluted	$0.31	$0.03	933%
Operating earnings per share - diluted	$0.50	$0.08	525%
Book value per share	$14.23	$14.57	-2%
Cash flow from operations	(9,895)	12,384	-180%

Second Quarter 2018 Commentary

Hallmark reported net income of $5.1 million and $5.7 million for the three months and six months ended June 30, 2018, respectively, as compared to ($3.4) million and $0.6 million for the three months and six months ended June 30, 2017, respectively. On a diluted basis per share, the Company reported net income of $0.28 per share and $0.31 per share for the three months and six months ended June 30, 2018, respectively, as compared to ($0.18) per share and $0.03 per share for the three months and six months ended June 30, 2017, respectively.

Hallmark's consolidated net loss ratio was 70.0% and 69.6% for the three months and six months ended June 30, 2018, respectively, as compared to 77.9% and 73.7% for the three months and six months ended June 30, 2017, respectively. Hallmark's net expense ratio was 27.0% and 27.5% for the three months and six months ended June 30, 2018, respectively, as compared to 27.2% and 28.2% for the three months and six months ended June 30, 2017, respectively. Hallmark’s net combined ratio was 97.0% and 97.1% for the three months and six months ended June 30, 2018, respectively, as compared to 105.1% and 101.9% for the three months and six months ended June 30, 2017, respectively.

During the three months and six months ended June 30, 2018, Hallmark’s gross premiums written were $173.2 million and $326.7 million, representing an increase of 7% and 10%, respectively from the $162.1 million and $297.2 million in gross premiums written for the same periods in 2017. Hallmark’s net premiums earned were $91.0 million and $182.9 million for the three months and six months ended June 30, 2018, respectively, as compared to $90.7 million and $179.9 million for the same periods in 2017. During the three months and six months ended June 30, 2018, Hallmark’s income before tax was $6.4 million and $7.2 million, respectively, as compared to ($4.9) million and $0.9 million reported during the same periods in 2017.

The increase in net premiums earned for both the three months and six months ended June 30, 2018 was driven by improvement in the Specialty Commercial and Standard Commercial Segments, partially offset by lower net premiums earned in the Personal Segment. The increase in income before tax for the three months and six months ended June 30, 2018 was due primarily to the increase in net earned premiums, as well as higher commissions, fees and finance charges and decreased losses and loss adjustment expenses (“LAE”). The quarterly results were also favorably impacted by investment gains of $0.5 million in 2018 as compared to investment losses of $3.5 million in 2017, while the year to date results were adversely impacted by higher net investment losses of $4.3 million for 2018 as compared to $1.4 million for 2017. The decrease in loss and LAE was primarily the result of unfavorable net prior year loss reserve development of $5.0 million and $4.5 million for the three and six months ended June 30, 2018, respectively, as compared to unfavorable net prior year loss reserve development of $10.2 million and $9.7 million during the same periods of 2017. The investment loss during the six months ended June 30, 2018 includes $3.9 million in loss attributable to the adoption effective January 1, 2018 of Accounting Standards Update No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities” which requires equity investments that are not consolidated or accounted for under the equity method of accounting to be measured at fair value with changes in fair value recognized in net income.

Hallmark’s effective tax rate was 20.1% for the six months ended June 30, 2018 as compared to 30.9% for the same period in 2017. The decrease in the effective tax rate was due primarily to the lower statutory rate from the enactment of the Tax Cuts and Jobs Act on December 22, 2017.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share

Second Quarter 2018
Reported GAAP measures	$6,372	$1,282	$5,090	18,174	$0.28

Excluded investment losses/gains	$(533)	(112)	(421)	18,174	$(0.02)

Operating earnings	$5,839	$1,170	$4,669	18,174	$0.26

Second Quarter 2017
Reported GAAP measures	$(4,918)	$(1,568)	$(3,350)	18,424	$(0.18)

Excluded investment losses/gains	3,479	1,218	2,261	18,424	$0.12

Operating loss	$(1,439)	$(350)	$(1,089)	18,424	$(0.06)

Year-to-Date 2018
Reported GAAP measures	$7,181	$1,444	$5,737	18,230	$0.31

Excluded investment losses/gains	4,302	903	3,399	18,230	$0.19

Operating earnings	$11,483	$2,347	$9,136	18,230	$0.50

Year-to-Date 2017
Reported GAAP measures	$920	$284	$636	18,663	$0.03

Excluded investment losses/gains	1,419	497	922	18,663	$0.05

Operating earnings	$2,339	$781	$1,558	18,663	$0.08

About Hallmark Financial Services, Inc.

Hallmark Financial Services, Inc. is a diversified specialty property/casualty insurer with offices in Dallas-Fort Worth, San Antonio, Chicago, , Atlanta and Jersey City. Hallmark markets, underwrites and services over half a billion dollars annually in commercial and personal insurance premiums in select markets. Hallmark is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Naveen Anand, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except par value)	Jun. 30	Dec. 31
ASSETS	2018	2017
Investments:	(unaudited)
Debt securities, available-for-sale, at fair value (amortized cost: $566,520 in 2018 and $604,999 in 2017)	$568,826	$605,746
Equity securities (cost: $40,308 in 2018 and $30,253 in 2017)	57,914	51,763
Other investment (cost: $3,763 in 2018 and 2017)	3,060	3,824
Total investments	629,800	661,333
Cash and cash equivalents	79,583	64,982
Restricted cash	3,078	2,651
Ceded unearned premiums	127,504	112,323
Premiums receivable	112,188	104,373
Accounts receivable	2,051	1,513
Receivable for securities	3,780	5,235
Reinsurance recoverable	215,045	182,928
Deferred policy acquisition costs	14,058	16,002
Goodwill	44,695	44,695
Intangible assets, net	8,791	10,023
Deferred federal income taxes, net	2,584	1,937
Federal income tax recoverable	0	7,532
Prepaid expenses	2,692	1,743
Other assets	13,431	13,856
Total Assets	$1,259,280	$1,231,126
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Revolving credit facility payable	$30,000	$30,000
Subordinated debt securities (less unamortized debt issuance cost of $924 in 2018 and $949 in 2017)	55,778	55,753
Reserves for unpaid losses and loss adjustment expenses	520,552	527,100
Unearned premiums	290,177	276,642
Reinsurance balances payable	65,559	52,487
Current federal income tax payable	187	-
Pension liability	1,470	1,605
Payable for securities	6,706	7,488
Accounts payable and other accrued expenses	31,942	28,933
Total Liabilities	1,002,371	980,008
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2018 and 2017	3,757	3,757
Additional paid-in capital	123,017	123,180
Retained earnings	156,585	136,474
Accumulated other comprehensive income	(865)	12,234
Treasury stock (2,814,155 shares in 2018 and 2,703,803 shares in 2017), at cost	(25,585)	(24,527)
Total Stockholders’ Equity	256,909	251,118
Total Liabilities & Stockholders' Equity	$1,259,280	$1,231,126

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations	Three Months Ended		Six Months Ended
($ in thousands, except share amounts)	June 30		June 30
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Gross premiums written	$173,219	$162,056	$326,724	$297,168
Ceded premiums written	(83,373)	(61,162)	(145,445)	(107,755)
Net premiums written	89,846	100,894	181,279	189,413
Change in unearned premiums	1,132	(10,187)	1,646	(9,483)
Net premiums earned	90,978	90,707	182,925	179,930

Investment income, net of expenses	4,406	4,587	8,846	9,066
Investment gains (losses), net	533	(3,479)	(4,302)	(1,419)
Finance charges	1,161	936	2,201	1,989
Commission and fees	1,032	653	1,735	725
Other income	15	71	61	132
Total revenues	98,125	93,475	191,466	190,423

Losses and loss adjustment expenses	63,648	70,704	127,323	132,546
Operating expenses	26,360	25,879	53,573	53,374
Interest expense	1,128	1,193	2,155	2,349
Amortization of intangible assets	617	617	1,234	1,234
Total expenses	91,753	98,393	184,285	189,503

Income (loss) before tax	6,372	(4,918)	7,181	920
Income tax expense (benefit)	1,282	(1,568)	1,444	284
Net income (loss)	$5,090	$(3,350)	$5,737	$636

Net income (loss) per share:
Basic	$0.28	$(0.18)	$0.32	$0.03
Diluted	$0.28	$(0.18)	$0.31	$0.03

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Jun. 30
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Gross premiums written	$136,079	$127,805	$21,574	$19,769	$15,566	$14,482	$-	$-	$173,219	$162,056
Ceded premiums written	(72,083)	(52,386)	(2,645)	(2,086)	(8,645)	(6,690)	-	-	(83,373)	(61,162)
Net premiums written	63,996	75,419	18,929	17,683	6,921	7,792	-	-	89,846	100,894
Change in unearned premiums	2,333	(10,635)	(824)	(1,301)	(377)	1,749	-	-	1,132	(10,187)
Net premiums earned	66,329	64,784	18,105	16,382	6,544	9,541	-	-	90,978	90,707

Total revenues	72,081	69,501	19,247	17,322	7,916	10,684	(1,119)	(4,032)	98,125	93,475

Losses and loss adjustment expenses	48,352	50,529	10,621	11,863	4,675	8,312	-	-	63,648	70,704

Pre-tax income (loss)	8,770	3,632	2,656	(199)	(1)	(892)	(5,053)	(7,459)	6,372	(4,918)

Net loss ratio (1)	72.9%	78.0%	58.7%	72.4%	71.4%	87.1%			70.0%	77.9%
Net expense ratio (1)	22.3%	23.2%	33.2%	34.9%	33.7%	26.6%			27.0%	27.2%
Net combined ratio (1)	95.2%	101.2%	91.9%	107.3%	105.1%	113.7%			97.0%	105.1%

Favorable (Unfavorable) Prior Year Development	(5,849)	(8,032)	507	(1,722)	359	(419)	-	-	(4,983)	(10,173)

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Six Months Ended Jun. 30
	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands)	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Gross premiums written	$250,892	$223,312	$44,371	$40,462	$31,461	$33,394	$-	$-	$326,724	$297,168
Ceded premiums written	(122,741)	(88,310)	(5,200)	(3,927)	(17,504)	(15,518)	-	-	(145,445)	(107,755)
Net premiums written	128,151	135,002	39,171	36,535	13,957	17,876	-	-	181,279	189,413
Change in unearned premiums	5,868	(8,289)	(3,199)	(3,439)	(1,023)	2,245	-	-	1,646	(9,483)
Net premiums earned	134,019	126,713	35,972	33,096	12,934	20,121	-	-	182,925	179,930

Total revenues	145,205	135,336	38,122	35,048	15,536	22,547	(7,397)	(2,508)	191,466	190,423

Losses and loss adjustment expenses	95,895	92,119	22,301	22,909	9,127	17,518	-	-	127,323	132,546

Pre-tax income (loss)	18,528	11,730	3,975	652	(23)	(1,650)	(15,299)	(9,812)	7,181	920

Net loss ratio (1)	71.6%	72.7%	62.0%	69.2%	70.6%	87.1%			69.6%	73.7%
Net expense ratio (1)	23.0%	24.4%	33.2%	35.2%	34.6%	26.3%			27.5%	28.2%
Net combined ratio (1)	94.6%	97.1%	95.2%	104.4%	105.2%	113.4%			97.1%	101.9%

Favorable (Unfavorable) Prior Year Development	(6,861)	(8,332)	1,560	(264)	848	(1,088)	-	-	(4,453)	(9,684)

[1]	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.